Exhibit 10.39

AMENDMENT NUMBER FOUR
TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER FOUR TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of October 26, 2007, by the lenders identified on the signature pages hereof (the “Lenders”), WELLS FARGO FOOTHILL, INC. (“WFF”), a California corporation (in such capacity, “Agent”), as the arranger and administrative agent for the Lenders, VI ACQUISITION CORP., a Delaware corporation (“Parent”), and VICORP RESTAURANTS, INC., a Colorado corporation (“Borrower”), with reference to the following:

WHEREAS, Parent, Borrower, Agent and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of April 14, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, prior to execution of this Amendment, WFF has acquired from GE Capital Franchise Finance Corporation (“GE”), the outstanding Obligations owing to GE;

WHEREAS, concurrently herewith, WFF is assigning to Ableco Finance LLC (“Ableco”) a portion of (a) the outstanding Advances in the principal amount of $7,162,161.34, (b) the Risk Participation Liability with respect to outstanding Letters of Credit in the principal amount of $2,786,055.60, (c) the Revolver Commitment in the amount of $14,000,000 and (d) the outstanding Term Loan in the principal amount of $6,000,000; and

WHEREAS, in connection with the foregoing, Borrower, WFF and Ableco have agreed to amend the Loan Agreement to make certain modifications, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.             Amendments to Loan Agreement.

(a)           Section 1.1 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

““Ableco” means Ableco Finance LLC, a Delaware limited liability company.”

““Fourth Amendment” means that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of October 26, 2007, by and among Parent, Borrower, Agent, and the Lenders.”

““Fourth Amendment Effective Date” means the date that all of the conditions set forth in Section 3 of the Fourth Amendment shall be satisfied (or waived by Agent in its sole discretion).”

““Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.”

““New Lending Office” has the meaning set forth in Section 16.11(d).”

““Other Taxes” has the meaning set forth in Section 16.11(b).”

““Participant Register” has the meaning set forth in Section 14.1(k).”

““Rating Agencies” has the meaning set forth in Section 2.15.”

““Register” has the meaning set forth in Section 14.1(i).”

““Registered Loan” has the meaning set forth in Section 14.1(i).”

““Registered Note” has the meaning set forth in Section 14.1(j).”

““Related Fund” means a fund, money market account, investment account or other account managed by a Lender or an Affiliate of such Lender or its investment manager.”

““Related Party Register” has the meaning set forth in Section 14.1(i).

““Remodel Capital Expenditures” means the Capital Expenditures in connection with revenue enhancing remodeling/refresh projects in an amount not to exceed $350,000 for any Restaurant.

““Remodel Reserve” means a reserve in an amount equal to the amount of Net Cash Proceeds received by Borrower or its Subsidiaries in connection with the disposition permitted by clause (k)(i) of the definition of Permitted Dispositions; provided that, so long as no Event of Default has occurred and is continuing, the amount of the Remodel Reserve shall be reduced (but not below zero), automatically, without duplication, on a dollar by dollar basis in connection with a Borrowing request pursuant to Section 2.3(a) that is accompanied by a certificate from the Borrower stating that Borrower is using the proceeds of such Borrowing to make Remodel Capital Expenditures or for other general corporate purposes of the Borrower, by the amount of such Borrowing; provided further that, (x) the amount of such Borrowing shall not exceed the amount of such Net Cash Proceeds actually received and (y) in the event that any portion of the proceeds of such Borrowing are not promptly used by Borrower to make Remodel Capital Expenditures or for other general corporate purposes of the Borrower, the Remodel Reserve shall be increased by the amount of such Borrowing that has not been so applied.”

““S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

““Securitization” has the meaning set forth in Section 2.15.”

““Securitization Liabilities” has the meaning set forth in Section 2.15.”

““Securitization Parties” has the meaning set forth in Section 2.15.”

““Tax Party” has the meaning set forth in Section 5.26.”

(b)           Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

““Adjusted EBITDA” means, as of any date of determination, the EBITDA of Parent and its Subsidiaries adjusted by adding back to EBITDA for the indicated period:

(a)(i) Management Fees paid in such period (to the extent not added back in a prior period), all as determined in accordance with GAAP, (ii) cash severance payments and charges incurred in connection with redemption or repurchase of options or shares of former employees, (iii) transaction costs incurred and paid in such period (to the extent expensed) for acquisitions permitted hereunder, and (iv) non-cash charges related to (1) asset impairment, including impairment of intangible assets, (2) compensation and other expense in connection with the granting, vesting or exercise of stock options or warrants, (3) the difference between rental expenses that have been expensed for such period and rental expenses that have been paid in cash for such period, (4) disposal of assets and (5) other non-cash charges subject to Required Lenders’ approval,

(b) the amount of fees accrued or paid to Hilco Real Estate LLC for lease terminations and restructurings, to the extent deducted in the calculation of EBITDA,

(c) the amount of termination or restructuring fees accrued or paid to landlords for lease terminations or restructurings to the extent deducted in the calculation of EBITDA, in an aggregate amount not to exceed $3,000,000 for such period,

(d) to the extent deducted in the calculation of EBITDA and not covered by insurance, all settlement fees and costs, attorneys and other professional fees and costs, and any other costs in connection with litigation against the Borrower by Michelle Coleman, Barbara Hodges, and Janice Faso, in an aggregate amount not to exceed $3,000,000 during the period from the Closing Date through and including the Maturity Date, and

(e) pro forma cash rent savings on any final and documented lease restructurings;

and by subtracting from EBITDA for the indicated period any cash rental payments associated with leases that are currently treated as Deeming Financing Liabilities that either were treated as operating leases prior to the Restatement or would be treated as operating leases in the absence of the Restatement.

 ““Borrowing Base” means, as of any date of determination, the result of:

(a) the result of

(y) 2.25 times Parent’s Adjusted EBITDA for the most recently completed 13 Fiscal Month period ending as of the date of determination, minus

(z) the outstanding principal balance of the Term Loan, less

(b)           the sum of the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).”

(c)           Section 1.1 of the Loan Agreement is hereby amended by deleting in its entirety the definition of “Applicable Prepayment Premium” and replacing it with the following:

““Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period from and after the third anniversary of the Closing Date up to (but not including) the date that is the fourth anniversary of the Closing Date, 3% times the Maximum Revolver Amount, (b) during the period from and including the date that is the fourth anniversary of the Closing Date up to (but not including) the date that is the fifth anniversary of the Closing Date, 2% times the Maximum Revolver Amount, (c) during the period from and including the date that is the fifth anniversary of the Closing Date up to the Maturity Date, 1% times the Maximum Revolver Amount.”

(d)           Section 1.1 of the Loan Agreement is hereby amended by deleting in their entirety the definitions of “Base Rate Margin”, “Letter of Credit Fee”, “LIBOR Rate Margin”, “Originating Lender” and “Participant” and replacing each with the following in their appropriate alphabetical order:

““Base Rate Margin” means 1.90 percentage points.”

““Letter of Credit Fee” means 3.90 percentage points.”

““LIBOR Rate Margin” means 3.90 percentage points.”

““Originating Lender” has the meaning set forth in Section 14.1(f).”

““Participant” has the meaning set forth in Section 14.1(f).”

(e)           Section 1.1 of the Loan Agreement is hereby amended by deleting clause (c) of the definition of “Growth Capital Expenditures” and inserting in lieu thereof:

“(c)         in an amount not to exceed $350,000 for any Restaurant, the amount of Remodel Capital Expenditures.”

(f)            Section 1.1 of the Loan Agreement is hereby amended by deleting clause (h) of the definition of “Lender Group Expenses” and inserting in lieu thereof:

“(h) Agent’s and each Lender’s reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and”.

(g)           Section 1.1 of the Loan Agreement is hereby amended by making the following modifications to the definition of “Permitted Disposition”:

(1) inserting at the beginning of each of clause (f), (g) and (h), the phrase “subject to the last sentence of this definition, “; and

(2) adding the following new sentence at the end of such definition:

“Notwithstanding clauses (f), (g) and (h) above, a sale or other disposition of a Restaurant shall not be deemed a Permitted Disposition to the extent that, after giving effect to such sale or other disposition, the aggregate number of Restaurants sold or otherwise disposed of in any fiscal year exceeds 10.0% of the aggregate number of Restaurants owned or leased and operated by Borrower or one of its Subsidiaries at the beginning of such fiscal year.”

(h)           Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Permitted Distribution” in its entirety.

(i)            Section 1.1 of the Loan Agreement is hereby amended by deleting in its entirety the definition of “Permitted Unprofitable Restaurant Dispositions” and replacing it with the following:

““Permitted Unprofitable Restaurant Dispositions” means the sale or other dispositions of (a) an unlimited number of Unprofitable Restaurants so long as the sale or other disposition occurs contemporaneously with the expiration of the lease related to such Restaurant in any consecutive 12 month period, and (b) not more than 30 Unprofitable Restaurants in the aggregate (if the sale or other disposition occurs any time prior to the expiration of the lease related to such Restaurant) during the period beginning on October 26, 2007 and ending on the Maturity Date; provided that, with respect to this clause (b), after giving effect to any restructuring charges associated with the sale or other disposition of a Restaurant, the Borrower has Excess Availability of not less than $3,000,000.”

(j)            Section 1.1 of the Loan Agreement is hereby amended by deleting in its entirety the definition of “Required Lenders” and replacing it with the following:

““Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) equal or exceed 50.1%; provided, that, (a) so long as WFF or its Affiliates or Related Funds collectively hold not less than 44% of the sum of (i) the Revolver Commitment (or if the Revolver Commitment has been terminated or reduced to zero, the then extant Revolver Usage) plus (ii) the outstanding principal amount of the Term Loan, “Required Lenders” shall include WFF and (b) so long as Ableco or its Affiliates or Related Funds collectively hold not less than 35% of the sum of (i) the Revolver Commitment (or if the Revolver Commitment has been terminated or reduced to zero, the then extant Revolver Usage) plus (ii) the outstanding principal amount of the Term Loan, “Required Lenders” shall include Ableco.”

(k)           Sections 2.1(a) and (b) of the Loan Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:

“(a)         Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrower in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the sum of (y) Letter of Credit Usage plus (z) an amount equal to the amount of reserves established pursuant to Section 2.1(b), or (ii) the Borrowing Base less the Letter of Credit Usage.

(b)           Anything to the contrary in this Section 2.1 notwithstanding, (i) Agent shall establish the Remodel Reserve to the extent set forth in the definition thereof and (ii) Agent shall have the right to establish other reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, including against the Borrowing Base, including, without limitation, (A) reserves with respect to sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (B) reserves with respect to amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, and (C) Bank Product Reserves; provided, however, that Agent agrees not to establish a reserve with respect to Bank Products of the type specified in clauses (e) and (f) of the definition of Bank Product.”

(l)            Section 2.4(b)(i) of the Loan Agreement is hereby amended by replacing clauses (M) and (N) appearing therein with the following:

“(M)       thirteenth, if an Event of Default has occurred and is continuing, to pay any other Obligations (other than any Bank Product Obligations) until paid in full;

(N)          fourteenth, if an Event of Default has occurred and is continuing, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent,

for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Borrower’s and its Subsidiaries’ obligations in respect of Bank Products) until paid in full; and

(O)          fifteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.”

(m)          Section 2.4(c)(i) of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(i)          Immediately upon any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of property or assets (other than sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (g), (h), (k)(i) (to the extent provided in the last sentence of this Section 2.4(c)(i)), (l), (m), (n) and (p) of the definition of Permitted Dispositions), Borrower shall prepay the outstanding Obligations in accordance with clause (d) below in an amount equal to (A) in the case of a Permitted Disposition of owned real property, 100% of the Net Cash Proceeds received by such Person in connection with such sales or dispositions and (B) in the case of a Permitted Disposition of any other property or assets, 100% of the Net Cash Proceeds received by such Person in connection with such sales or dispositions to the extent that the aggregate amount of Net Cash Proceeds received by Parent and its Subsidiaries (and not paid to Agent as a prepayment of the Obligations) for all such sales or dispositions of such other property and assets shall exceed $250,000 in any fiscal year. Nothing contained in this subclause (i) shall permit Parent or any of its Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4. In the case of a Permitted Disposition under clause (k)(i) of the definition of such term, (i) 100% of the Net Cash Proceeds shall be applied to repay the outstanding principal amount of Advances (but without a permanent reduction in the Maximum Revolver Amount), (ii) the Remodel Reserve shall be created in accordance with the definition of such term and (iii) thereafter, the Remodel Reserve may be reduced from time to time in accordance with the first proviso to the definition of such term (but subject to the second proviso to the definition of such term). “

(n)           Section 2.4(c)(iii) of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“(iii)        Immediately upon the issuance or incurrence by Parent or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in clauses (a) through (l), inclusive, of Section 7.1), or the sale or issuance by Parent or any of its Subsidiaries of any shares of its Stock (other than (A) the amount of equity contributed to Parent and then to Borrower by Parent to the extent used to complete a Permitted Equity Acquisition, or (B) the sale or issuance by Parent of shares of its Stock to its employees or directors having a value, at the time of issuance, of less than $500,000), Borrower shall prepay the outstanding principal of the Obligations in accordance with clause (d) in an amount equal to 100% of the Net Cash Proceeds received by Parent or its Subsidiaries in connection with such sale, issuance, or incurrence. The provisions of this subsection (iii) shall not be deemed to be implied consent to any such sale, issuance, or incurrence otherwise prohibited by the terms and conditions of this Agreement.”

(o)           Section 2.6 of the Loan Agreement is hereby amended by amending and restating subsection (c) thereof in its entirety as follows:

“(c)         Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

(i)            all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder, and

(ii)           the Letter of Credit Fee provided for above shall be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.”

(p)           Article 2 of the Loan Agreement is hereby amended by adding at the end thereof the following as new Section 2.15:

“2.15       Securitization. Parent and Borrower hereby acknowledge that each Lender and each of its Affiliates and Related Funds may sell or securitize the Obligations (a “Securitization”) through the pledge of the Obligations as collateral security for loans to such Lender or its Affiliates or Related Funds or through the sale of the Obligations or the issuance of direct or indirect interests in the Obligations, which loans to such Lender or its Affiliates or Related Funds or direct or indirect interests will be rated by Moody’s, S&P or one or more other rating agencies (the “Rating Agencies”). Parent and Borrower agree to cooperate with such Lenders and their Affiliates and Related Funds to effect the Securitization including, without limitation, by (a) executing such additional documents, as reasonably requested by such Lenders in connection with the Securitization, provided that (i) any such additional documentation does not impose additional costs on Borrower (other than costs of a de minimis nature), and (ii) any such additional documentation does not adversely affect the rights, or increase the obligations (other than increases of a de minimis nature), of Borrower under the Loan Documents or change or affect in a manner adverse to Borrower the financial terms of the Term Loan or any Advance, (b) providing such information as may be reasonably requested by such Lenders in connection with the rating of the Obligations or the Securitization, and (c) providing in connection with any rating of the Obligations or the Securitization a certificate (i) agreeing to indemnify such Lenders and any of their Affiliates and Related Funds, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the “Securitization Parties”) for any losses, claims, damages or liabilities (the “Securitization Liabilities”) to which such Lenders or any of their Affiliates or Related Funds, or such Securitization Parties, may become subject insofar as the Securitization Liabilities arise out of or are based upon a breach of the representation and warranty contained in Section 5.19, and (ii) agreeing to reimburse such Lenders and their Affiliates and Related Funds for any reasonable legal or other expenses reasonably incurred by such Persons in connection with defending the Securitization Liabilities.”

(q)           Section 3.4 of the Loan Agreement is hereby amended by deleting the date “April 14, 2009” appearing therein and inserting in lieu thereof the date “April 14, 2010”.

(r)            Section 3.6 of the Loan Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting the following therefore:

“The foregoing to the contrary notwithstanding, in the event that Borrower repays the Obligations in full and terminates this Agreement pursuant to the first sentence of this Section 3.6 and if (a) such repayment occurs with the proceeds of a refinancing provided by Wells Fargo or WFF or (b) such repayment occurs after the third anniversary of the Closing Date and occurs with the proceeds of (i) Parent’s or Borrower’s consummation of an underwritten public equity offering, or (ii) the sale (by merger or otherwise) of all or substantially all of the Stock of Borrower or all or substantially all of Borrower’s and its Subsidiaries’ assets (other than in connection with a bankruptcy proceeding), in one or a series of related transactions, then the Applicable Prepayment Premium shall be zero ($0).”

(s)           Article 5 of the Loan Agreement is hereby amended by adding at the end thereof the following as new Section 5.26 as follows:

“5.26       Taxes. Parent, Borrower, and each Person which has tax liabilities for which Parent and Borrower are liable (each, a “Tax Party”) have filed, or caused to be filed, and will continue to file in a timely manner all federal, state and other material tax returns and reports required to be filed, and have paid, and will continue to pay, all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Tax Party has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws, all sales, use and similar taxes applicable to the conduct of its business, except, in each case, to the extent that the validity of such assessment or tax is the subject of a Permitted Protest. There are no Liens on any properties or assets of Borrower imposed or arising as a result of the delinquent payment or the nonpayment of any tax, assessment, fee or other governmental charge.”

(t)            Section 7.1(i) of the Loan Agreement is hereby amended by deleting the amount “$1,000,000” appearing therein and replacing it with the amount “$1,500,000”.

(u)           Section 7.10 of the Loan Agreement is hereby amended by deleting clause (a) of such Section and inserting in lieu thereof the following:

“(a)         [Intentionally Omitted].”

(v)           Section 7.18 of the Loan Agreement is hereby amended by amending and restating subsection (a)(i) thereof in its entirety as follows:

“(i)          Minimum Adjusted EBITDA. Adjusted EBITDA, measured on each fiscal quarter-end basis, for the then most recently completed thirteen Fiscal Month period, of at least $20,000,000.”

(w)          Section 7.18 of the Loan Agreement is hereby amended by amending and restating subsection (a)(ii) thereof in its entirety as follows:

“(ii)         Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
1.05:1.0	For the four fiscal quarter period ending July 12, 2007
0.70:1.0	For the four fiscal quarter period ending November 1, 2007 and for each of the four fiscal quarter periods ending thereafter”

(x)            Section 7.18(b) is hereby amended by inserting the following new clause (ii), to read as follows:

“(ii)         Aggregate Capital Expenditures. Aggregate Capital Expenditures (including Remodel Capital Expenditures subject to the limitations specified in the definition thereof) in any fiscal year in excess of $11,500,000; provided, however, that Borrower is permitted to make additional Capital Expenditures (including Remodel Capital Expenditures subject to the limitations specified in the definition thereof) with the Net Cash Proceeds received by Borrower or its Subsidiaries in connection with the disposition permitted by clause (k)(i) of the definition of Permitted Dispositions during the period from and after the Fourth Amendment Effective Date through the Maturity Date in an aggregate amount not to exceed the result of (i) the amount of Net Cash Proceeds received by Borrower or its Subsidiaries from the disposition permitted by clause (k)(i) of the definition of Permitted Dispositions less (ii) the amount of such Net Cash Proceeds that are used for general corporate purposes (other than Capital Expenditures) of the Borrower.

(y)           Section 14.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“14.1       Assignments and Participations.

(a)           Any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all, or any part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (provided that, (i) Agent may waive such minimum amount in its sole discretion during the existence of an Event of Default and (ii) such minimum amount shall not apply to (A) an assignment to a member of an affiliated group of Lenders so long as the aggregate amount of the assignment being made to such affiliated group of Lenders meets or exceeds such minimum and (B) an assignment and delegation by any Lender to a Lender, an Affiliate of a Lender, or to any Related Fund); provided, however, that, except as otherwise provided in Section 14.1(c), Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (x)

written notice (pursuant to an Assignment and Acceptance) of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Agent by such Lender and the Assignee, (y) such Lender and its Assignee have delivered to Agent an Assignment and Acceptance, and (z) the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $5,000 (provided that, (I) Agent may waive the payment of such fee in its sole discretion and (II) such fee shall not be payable in connection with an assignment and delegation by any Lender to a Lender, an Affiliate of a Lender, or to any Related Fund). Anything contained herein to the contrary notwithstanding, such minimum assignment amount shall not apply, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

(b)           Except as otherwise provided in Section 14.1(c), from and after the date that Agent notifies the assigning Lender that it has received an executed Assignment and Acceptance and after recording thereof in the Register and, if applicable, payment of the required processing fee and records such Assignment and Acceptance in the Register, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Borrower, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from such assigning Lender’s obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 16 and Section 17.7 of this Agreement.

(c)           Notwithstanding anything contained in this Section 14.1 to the contrary: (i) a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or a Related Fund without paying any fees required under Section 14.1(a) and (ii) a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or a Related Fund without (A) providing any notice thereof required under Section 14.1(a) or (B) delivering an executed Assignment and Acceptance to Agent as required under Section 14.1(a); provided, however, (x) Borrower and Agent may continue to deal solely and directly with the assigning Lender until an Assignment and Acceptance has been delivered to Agent, (y) the failure of such assigning Lender to deliver an Assignment and Acceptance to Agent shall not affect the legality, validity or binding effect of such assignment and (z) an Assignment and Acceptance between an assigning Lender and its Affiliate or Related Fund shall be effective as of the date specified in such Assignment and Acceptance and recorded on the Related Party Register.

(d)           By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e)           Immediately upon Agent’s receipt of the processing fee payment (if required) and the fully executed Assignment and Acceptance and the recordation of the Assignment and Acceptance in the Register (or, pursuant to Section 14.1(c), in the case of an assignment from a Lender to one or more of its Affiliates or Related Funds as to which the assigning Lender has not delivered an Assignment and Acceptance to Agent, upon such assigning Lender’s receipt of a fully executed Assignment and Acceptance and recordation on the Related Party Register), this Agreement, subject to Sections 14.1(c) and 14.1(i), shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(f)            Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. Anything contained herein to the contrary notwithstanding, Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14 and Sections 16.11(a) and (c) with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 14.1(f) are solely for the benefit of the Lender Group and neither Borrower nor any Guarantor shall have any rights as third party beneficiaries of any such provisions.

(g)           In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 17.7,  disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

(h)           Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR § 203.24 or any other Person, in each case without the consent of any party hereto, and such Person may enforce such pledge or security interest in any manner permitted under applicable law; provided, that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee (or any transferee thereof) for such Lender as a party hereto unless such pledgee or secured party (or transferee) becomes a Lender hereunder in accordance with the terms hereof.

(i)            The Agent shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain, or cause to be maintained, a register (the “Register”) on which it shall enter the names and addresses of the Lenders and the Commitments of, and the principal amount of each Obligation hereunder owing to, each Lender from time to time (and stated interest thereon) (the “Registered Loans”). Subject to the last sentence of this Section 14.1(i), the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. In the case of an assignment to an Affiliate or a Related Fund pursuant to Section 14.1(c) as to which an Assignment and Acceptance is not delivered to Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register (the “Related Party Register”) comparable to the Register on behalf of Borrower. The Register and the Related Party Register shall be available for inspection by Borrower and the Agent at any reasonable time and from time to time upon reasonable notice.

(j)            Each Registered Loan may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of each Obligation on the Register or the Related Party Register, each Borrower agrees, at the request of any Lender shown on the Register as the registered owner of such Registered Loan, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to such Lender, and registered as provided in Section 14.1(i) (a “Registered Note”), payable to such Lender or registered assigns and otherwise duly completed. Unless in connection with an assignment or sale in accordance with this Section 14.1(j), once recorded on the Register or the Related Party Register, each Obligation may not be removed from the Register or the Related Party Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or the Related Party Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register or the Related Party Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any, evidencing the same) on the Register, Borrower and Agent shall treat the Person in whose name such Registered Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

(k)           In the event that a Lender sells participations in any Registered Loan, such Lender, on behalf of Borrower, shall maintain a register on which it enters the name and address of all Participants in the Registered Loans held by it and the principal amount (with stated interest thereon) of the portion of the Registered Loans that are subject of the participation (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by Borrower and the Agent at any reasonable time and from time to time upon reasonable notice.

(l)            Anything to the contrary contained herein notwithstanding, at all times during the term hereof, WFF agrees to (i) have and retain, collectively together with its Affiliates and Related Funds, a Revolver Commitment of no less than 44% of all of the Revolver Commitments, and (ii) have, collectively together with its Affiliates and Related Funds, no less than a 44% interest in the Term Loan Amount; provided, however, that the foregoing shall not be applicable (A) at any time that a Default or Event of Default has occurred and is continuing, or (B) to any assignment that is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of WFF. This clause (l) is for the sole benefit of WFF and Borrower and there are no other Persons that are intended to be benefited by this clause.”

(z)            Section 15.1 of the Loan Agreement is hereby amended by replacing the reference to “Section 14.1(h)” in the second proviso to such section with a reference to “Section 14.1(l)”.

(aa)         Section 16.9 of the Loan Agreement is hereby amended by amending and restating such section in its entirety as follows:

“16.9       Successor Agent. Agent may resign as Agent upon 45 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders). If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders. If, at the time that Agent’s resignation is effective, it is acting as the Issuing Lender or the Swing Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit or make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.”

(bb)         Section 16.11 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“16.11 Withholding Taxes.

(a)            All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section 16.11(a). “Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of any Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein. Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

(b)           In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). The Borrower shall deliver to the Agent and each Lender an official receipt (or, if an official receipt is not available, such other evidence of payment as shall be satisfactory to the Agent or such Lender) in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(c)           The Borrower hereby agrees to indemnify and to hold each Agent and each Lender harmless from and against all Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 16.11(c)) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which the Agent or any Lender makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

(d)           The Borrower shall not be required to indemnify any Lender, or pay any additional amounts to any Lender, in respect of U.S. withholding tax pursuant to this Section 16.11 to the extent that (i) the obligation to withhold amounts with respect to U.S. withholding tax existed on the date such Lender became a party to this Agreement or, with respect to payments to a newly designated lending office (a “New Lending Office”), the date such Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Lender (or transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the transfer, or Lender (or transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with paragraph (e) below.

(e)            (i) If a Lender is entitled to an exemption from United States withholding tax, such Lender shall deliver to Agent (or, in the case of an assignee of a Lender which is (x) an Affiliate or Related Fund of such Lender, and (y) for which an Assignment and Acceptance is not delivered to the Agent pursuant to Section 14.1(c), to the assigning Lender only):

(A)          if such Lender is entitled to an exemption from, or a reduction of, withholding tax under a United States tax treaty, one properly completed and executed copy of IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable;

(B)           if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, one properly completed and executed copy of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable; or

(C)           such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable.

(ii)           If a Lender claims an exemption from United States withholding tax pursuant to the portfolio interest exception, such Lender represents that such Lender is not (x) a “bank” as described in Section 881(c)(3)(A) of the IRC, (y) a 10% shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or (z) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC and such Lender shall deliver to Agent (or, in the case of an assignment to an Affiliate or Related Fund that is made pursuant to Section 14.1(c), to the assigning Lender only) one properly completed copy of IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable.

Notwithstanding the foregoing, such Lender may provide a form W-8IMY with appropriate forms attached thereto in place of any of the delivery requirements set forth in this Section 16.11(e), as applicable. Each Lender agrees promptly to notify Agent or the assigning Lender, as applicable, of any change in circumstances which would modify or render invalid any claimed exemption or reduction. Notwithstanding any other provision of this Section 16.11, no Lender shall be required to deliver any form that such Lender is not legally able to deliver.

(f)             If any Lender is entitled to a reduction in the applicable withholding tax, Agent or the assigning Lender, as applicable, may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (e) (as applicable) of this Section 16.11 are not delivered in accordance therewith, then Agent or the assigning Lender, as applicable, may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(g)            If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the proper Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective) such Lender shall indemnify and hold Agent or the assigning Lender, as applicable, harmless for all amounts paid, directly or indirectly, by Agent or the assigning Lender, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or the assigning Lender, as applicable, under this Section 16.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.”

(cc)         Schedule C-1 of the Loan Agreement is hereby amended by deleting such Schedule in its entirety and by inserting Schedule C-1 attached hereto in lieu thereof.

(dd)         Schedule A-1(a),(b) and (c) of the Loan Agreement are hereby deleted in their entirety.

3.             Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)           Agent shall have received a reaffirmation and consent substantially in the form attached hereto as Exhibit A, duly executed and delivered by each Guarantor.

(c)           Agent shall have received an amendment fee from Borrower in the amount of $250,000, which amendment fee shall be for the account of the Lenders in accordance with the terms of an agreement by and among Agent and the Lenders (it being understood that, by execution and delivery of this Amendment, Borrower authorizes the Agent to charge the Borrower’s Loan Account for such fee and such amount shall thereafter constitute an Advance and shall accrue interest at the rate applicable to Advances under the Loan Agreement in accordance with Section 2.6 of the Loan Agreement).

(d)           The representations and warranties herein and in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(e)           Borrower shall have paid all legal fees and related costs and expenses incurred by Agent and Lenders on or before the date hereof.

(f)            After giving effect to the amendments set forth herein, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(g)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force and effect by any Governmental Authority against Borrower, any Guarantor, Agent or any Lender.

4.             Permitted Unprofitable Restaurant Dispositions; Lien Release; Assignments.

(a)           Borrower represents and warrants to the Lenders that:

(i)            each of the Restaurants identified on Exhibit 1 hereto is an Unprofitable Restaurant; and

(ii)           the termination of the lease related to such Restaurant and/or the closure of such Restaurant constitutes a Permitted Unprofitable Restaurant Disposition as well as a Permitted Disposition under Section 7.4 of the Loan Agreement.

(b)           Upon the satisfaction of the conditions set forth in Section 3 hereof, in connection with the Permitted Disposition described in Section 4(a) hereof, as permitted under Section 7.4 of the Loan Agreement, the Agent hereby authorizes the Borrower to file the UCC-3 termination statement attached hereto as Exhibit 2.

(c)           Borrower and each Guarantor acknowledge and consent to the assignments referred to in the second and third recitals to this Amendment (but the foregoing shall not imply any right of the Borrower or any Guarantor to receive notice of or to consent to such assignments or any further assignments, with any such rights to be governed solely by Section 14.1 to the Loan Agreement).

5.             Consent.                Upon the satisfaction of the conditions set forth in Section 3 hereof, and anything to the contrary contained in the Loan Agreement notwithstanding (including in Section 7.4 of the Loan Agreement), the Agent and the Lenders hereby consent to the sale of Borrower’s Real Property located at 210 North Blake Rd., Hopkins, MN; provided, that Borrower shall receive not less than $500,000 in Net Cash Proceeds in connection with such sale. The Borrower, the Agent and the Lenders hereby agree that, anything to the contrary contained in the Loan Agreement notwithstanding (including in Section 2.4(c)(i) of the Loan Agreement), (i) 50% of the Net Cash Proceeds received by the Borrower in connection with the sale of Borrower’s Real Property located at 210 North Blake Rd., Hopkins, MN shall be applied to repay the outstanding principal amount of Advances (but without a permanent reduction in the Maximum Revolver Amount) and (ii) 50% of the Net Cash Proceeds received by Borrower in connection with the sale of Borrower’s Real Property located at 210 North Blake Rd., Hopkins, MN shall be applied to repay the outstanding principal amount of the Term Loan.

6.             Release. Borrower and Guarantor each hereby waive, release, remise and forever discharge each member of the Lender Group, each of their respective Affiliates, and each of their respective officers, directors, employees, and agents (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower or such Guarantor ever had, now has or might hereafter have against any such Releasee which relates, directly or indirectly, to the Loan Agreement or any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Loan Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every claim released hereunder, Borrower and Guarantor each hereby represent that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, Borrower and Guarantor each specifically waive the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, Borrower and Guarantor each also waive the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

7.             Representations and Warranties. Borrower represents and warrants to the Agent and the Lenders that:

(a)           It has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under each Loan Document to which it is a party. The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or Governmental Authority binding on it, (B) the terms of its Governing Documents, or (C) any provision of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

(b)           This Amendment has been duly executed and delivered by Borrower. This Amendment and each Loan Document to which it is a party is its legal, valid and binding obligation, enforceable against it in accordance with its terms, and is in full force and effect;

(c)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower, any Guarantor, Agent or any Lender;

(d)           After giving effect to the amendments set forth herein, no Default or Event of Default has occurred and is continuing on the date hereof or as of the date on which the conditions precedent set forth in Section 3 of this Amendment shall have been satisfied;

(e)           The representations and warranties herein and in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

8.             Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York, without reference to the conflict of laws provisions thereof other than those that would give effect to the choice of New York law.

9.             Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10.           Effect on Loan Documents.

(a)           The Loan Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document. The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Loan Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrower remains in the sole and absolute discretion of the Agent and the Lenders.

(b)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(c)           Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

(d)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

(e)           This Amendment is a Loan Document.

11.                           Costs and Expenses. Borrower agrees to pay the out-of-pocket costs and expenses of WFF and Ableco, including reasonable attorney fees and charges, incurred in connection with this Amendment and the other transactions referred to in the recitals hereto.

12.           Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents, as contemplated to be amended in connection herewith, effective as of the date hereof and hereby acknowledges, agrees, and confirms that it has granted Agent, for the benefit of the Lenders, a perfected security interest in the Collateral in order to secure all of its present and future Obligations.

13.           Entire Agreement. This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

VI ACQUISITION CORP., a Delaware corporation

By:
Name:
Title:

VICORP RESTAURANTS, INC., a Colorado corporation

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER FOUR
TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and Lender

By:
Name:
Title:

ABLECO FINANCE LLC, a Delaware limited liability company, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER FOUR
TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

Exhibit A

REAFFIRMATION AND CONSENT

Dated as of October 26, 2007

Reference hereby is made to that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of the date hereof (the “Amendment”), among the lenders signatory thereto (the “Lenders”), Wells Fargo Foothill, Inc., a California corporation, as administrative agent for the Lenders (“Agent”), VI Acquisition Corp., a Delaware corporation (“Parent”), and VICORP Restaurants, Inc., a Colorado corporation (“Borrower”). Capitalized terms used herein shall have the meanings ascribed to them in that certain Amended and Restated Loan and Security Agreement, dated as of April 14, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), among Parent, Borrower, Agent, and the Lenders. Each of the undersigned hereby (a) represents and warrants that the execution and delivery of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation applicable to him or it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, as applicable, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) consents to the amendment of the Loan Agreement set forth in the Amendment and any waivers granted therein; (c) acknowledges and reaffirms all of its obligations under any Loan Document to which it is a party; (d) agrees that each Loan Document to which it is a party is and shall remain in full force and effect, and (e) ratifies and confirms its consent to any previous amendments of the Loan Agreement and any previous waivers granted with respect to the Loan Agreement. Although each of the undersigned have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the undersigned understands that the Lenders shall have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty. EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS REAFFIRMATION AND CONSENT.

IN WITNESS WHEREOF, the undersigned have executed this Reaffirmation and Consent as of the date first set forth above.

VI ACQUISITION CORP., a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO REAFFIRMATION AND CONSENT TO AMENDMENT NUMBER FOUR

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

Schedule C-1

COMMITMENTS

Lender	Revolver Commitment	Term Loan Commitment	Total Commitment
Wells Fargo Foothill, Inc.	$21,000,000	$9,000,000	$30,000,000

Ableco Finance LLC	$14,000,000	$6,000,000	$20,000,000

All Lenders	$35,000,000	$15,000,000	$50,000,000

Exhibit 1

PROPERTY #	VICORP UNIT	ADDRESS	TYPE
OLB4	220174	210 North Blake Rd. Hopkins, MN	Bakers Square Fee

L150	220192	790 W. Higgins Rd. Hoffman Estates, IL	Bakers Square Lease

Exhibit 2

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address) Paul, Hastings, Janofsky & Walker LLP 515 South Flower Street 25th Floor Los Angeles, CA 90071 Attn: John Francis Hilson, Esq.
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1a. INITIAL FINANCING STATEMENT FILE # 4386439				1b. ☐	This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.
2. ☒	TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.
3. ☐

CONTINUATION:  Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. ☐	ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5.  AMENDMENT (PARTY INFORMATION):  This Amendment affects ☐ Debtor or ☐ Secured Party of record.  Check only one of these two boxes.

      Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

☐	CHANGE name and/or address: Give current record name in item 6a or 6b; also give new name (if name change) in item 7a or 7b and/or new address (if address change) in item 7c.		☐	DELETE name: Give record name to be deleted in item 6a or 6b.	☐	ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable).
6. CURRENT RECORD INFORMATION:
OR			6a. ORGANIZATION’S NAME
6b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX
7. CHANGED (NEW) OR ADDED INFORMATION:
OR	7a. ORGANIZATION’S NAME
	7b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
7c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
7d. TAX I.D #: SSN OR EIN	ADD’L INFO RE ORGANIZATION DEBTOR	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION	7g. ORGANIZATIONAL I.D.#, if any ☐ None
8. AMENDMENT (COLLATERAL CHANGE): check only one box. Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9. NAME of SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment).  If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here ☐ and enter name of DEBTOR authorizing this Amendment.

OR	9a. ORGANIZATION’S NAME Wells Fargo Foothill, Inc.
	9b. INDIVIDUAL’S LAST NAME	FIRST NAME		MIDDLE NAME		SUFFIX
10. OPTIONAL FILER REFERENCE DATA 57293652 Presented for filing to the Illinois Secretary of State Vicorp Restaurants, Inc.

NATIONAL UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV.7/29/98)

UCC FINANCING STATEMENT AMENDMENT ADDENDUM FOLLOW INSTRUCTIONS (front and back) CAREFULLY
11. INITIAL FINANCING STATEMENT FILE # (same as item 1a on Amendment form)
12.	NAME of PARTY AUTHORIZING THIS AMENDMENT (same as item 9 on Amendment form)
OR	12a ORGANIZATION’S NAME
	12b INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME, SUFFIX
13. Use this space for additional information				THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

NATIONAL UCC FINANCING STATEMENT AMENDMENT ADDENDUM (FORM UCCEAd)  (REV.7/29/98)